EXHIBIT 99.1

CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC

Combined Financial Report
December 31, 2013

EXHIBIT 99.1

Table of Contents

Independent Auditor’s Report	1-2

Combined Financial Statements

Combined Balance Sheet	3

Combined Statement of Operations	4

Combined Statement of Changes in Member’s Equity	5

Combined Statement of Cash Flows	6

Notes to Combined Financial Statements	7-12

EXHIBIT 99.1

Independent Auditor's Report

To the Member
CorrectMed Locust Grove, LLC and
CorrectMed Scott, LLC
Atlanta, Georgia

Report on the Financial Statements
We have audited the accompanying combined financial statements of CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC which comprise the balance sheet as of December 31, 2013, and the related combined statements of operations, changes in member’s equity and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

EXHIBIT 99.1

Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 10 to the combined financial statements, CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC closed on a transaction to sell substantially all of its assets on May 8, 2014. Our opinion is not modified with respect to this matter.

/s/ McGladrey, LLP

Des Moines, Iowa
July 16, 2014

EXHIBIT 99.1

CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC

Combined Balance Sheet
December 31, 2013

Assets

Current Assets
Cash	$500
Patient accounts receivable, net	326,619
Other receivables	42,763
Prepaid expenses and other assets	60,543
Total current assets	430,425

Property and Equipment
Buildings and leasehold improvements	1,169,270
Equipment	540,096
Furniture and fixtures	83,509
Software	71,381
1,864,256
Less: accumulated depreciation	(663,565)
1,200,691

Total assets	$1,631,116

Liabilities and Member's Equity

Current Liabilities
Accounts payable	$9,598
Note payable - current portion	36,267
Obligation under capital lease - current portion	32,090
Accrued salaries and benefits	125,674
Other accrued expenses	154,335
Total current liabilities	357,964

Long-Term Liabilities
Note payable - noncurrent portion	416,114
Obligation under capital lease - noncurrent portion	409,442
Total long-term liabilities	825,556

Member's Equity	447,596

Total liabilities and member's equity	$1,631,116

See Notes to the Combined Financial Statements.

EXHIBIT 99.1

CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC

Combined Statement of Operations
For the Year Ended December 31, 2013

Patient service revenues, net	$3,653,971

Operating expenses:
Salaries and wages	2,054,025
Payroll taxes and benefits	299,487
Medical supplies and drugs	437,829
Contracted medical services	39,359
Rent expense	130,954
Office supplies and other	629,883
Management fees	859,217
Depreciation expense	254,502
Total operating expenses	4,705,256

Loss from operations	(1,051,285)

Other income (expenses):
Other income	126
Interest expense	(85,039)
Total other income (expenses)	(84,913)

Net loss	$(1,136,198)

See Notes to the Combined Financial Statements.

EXHIBIT 99.1

CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC

Combined Statement of Changes in Member's Equity
For the Year Ended December 31, 2013

	CorrectMed
	Locust Grove,	CorrectMed
	LLC	Scott, LLC	Combined

Balance - beginning of the year	$ 330,849	$ 111,942	$ 442,791
Member's contribution	350,961	790,042	1,141,003
Net loss	(355,740)	(780,458)	(1,136,198)
Balance - end of the year	$ 326,070	$ 121,526	$ 447,596

See Notes to the Combined Financial Statements.

EXHIBIT 99.1

CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC

Combined Statement of Cash Flows
For the Year Ended December 31, 2013

Cash Flows from Operating Activities
Net loss	$ (1,136,198)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	254,502
Provision for bad debt expense	141,196
Net change in operating assets and liabilities:
Patient accounts receivable	95,217
Other receivables	19,614
Prepaid expenses and other assets	(12,842)
Accounts payable	(5,402)
Accrued expenses	(143,884)
Net cash used in operating activities	(787,797)

Cash Flows from Investing Activities, purchases of property
and equipment	(4,522)

Cash Flows from Financing Activities
Payments on capital leases	(31,284)
Principal payments on note payable	(35,413)
Decrease in accounts payable - affiliate	(281,987)
Contribution from Member	1,141,003
Net cash provided by financing activities	792,319

Net change in cash	—

Cash
Beginning of year	500

End of year	$ 500

Supplemental Disclosure of Cash Flow Information, cash paid for interest	$ 85,039

See Notes to the Combined Financial Statements.

EXHIBIT 99.1

CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
CorrectMed Locust Grove, LLC was organized during the year ended December 31, 2010, for the purposes of operating a primary and urgent care clinic, which includes in-house x-ray and a full lab. CorrectMed Scott, LLC, a company related through common ownership, opened its facility, which also includes a primary and urgent care clinic along with an in-house x-ray facility and full lab, in November of 2011.

The accounting and reporting policies conform to accounting principles generally accepted in the United States of America and the prevailing practices within the healthcare industry. The significant accounting policies used in preparing and presenting the financial statements are summarized as follows:

Principles of combination: The companies are limited liability companies created and regulated under the laws of the state of Georgia. The financial statements and related notes include the accounts of CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC (collectively referred to as the Company). Both companies are wholly owned subsidiaries of Triage Holding, Inc. All significant intercompany accounts and transactions have been eliminated during the combination of these financial statements.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company considers its most significant estimates to be the collectability of accounts receivable, including the determination of the allowance for doubtful accounts and contractual adjustments. Actual results could differ from these estimates.

Patient accounts receivable: Receivables consist of amounts due from insurance companies and patients in Atlanta, Georgia area. The Company provides credit in the normal course of operations to patients. The Company generally does not require collateral with the extension of credit; as such, the majority of its receivables are unsecured. Patient accounts receivable are recorded net of expected contractual adjustments and an allowance for doubtful accounts.

Allowances for doubtful accounts and contractual adjustments: The Company maintains an allowance for doubtful accounts based on management's assessment of collectability, current economic conditions, and prior experience. The Company determines if patient accounts receivable are past-due based on the service date; however, the Company does not charge interest on past-due accounts. The Company charges off patient accounts receivable if management considers the collection of the outstanding balances to be doubtful.

While management uses available information in estimating the Company's allowances for contractual adjustments and doubtful accounts, changes in the reimbursable contract rates and the composition of the patient treatments could result in further changes in the carrying amounts of patient receivables. As such, it is reasonably possible that the estimated patient receivables may change materially in the near term. The amount of the change that is reasonably possible, however, cannot be estimated.

EXHIBIT 99.1

Note 1.	Nature of Business and Significant Accounting Policies (Continued)
Property and equipment: Property and equipment are stated at cost. Expenditures for property and equipment which substantially increase the useful lives or values of existing assets are capitalized and subsequently depreciated. Expenditures for repairs and maintenance are expensed as incurred.

Depreciation is provided primarily using the straight line method over the estimated useful lives of the assets, which range from 3 to 10 years.

The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, based on undiscounted cash flows. There were no impairment charges recorded for the year ended December 31, 2013.

Patient service revenue, net: The Company has agreements with various third-party payors that provide for payments to the Company at amounts different from its established rates. Net patient revenue is reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors, at the time services are rendered. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered, and adjusted in future periods as final settlements are determined.

Advertising: Advertising costs are charged to operations when incurred and totaled approximately $31,000 for the year ended December 31, 2013.

Professional liability and workers’ compensation claims: The Company maintains insurance for protection from losses resulting from professional liability and workers’ compensation claims. The claims made coverage for professional liability claims is $1,000,000 per claim and $3,000,000 in the aggregate annually. The workers’ compensation policy limits the Company’s liability for each participant to $500,000 for each policy year. The Company has not recorded a reserve for claims incurred but not reported based on a historical analysis of claims paid.

Income taxes: CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC are taxed as partnerships. As such, neither of the companies incur income taxes; instead, their taxable income or losses are included in the tax returns of its members. Therefore, these financial statements do not include any provision for corporate income taxes. The Company has evaluated its material tax positions and determined that there were no uncertain tax positions that require adjustment to the financial statements.

The statute of limitations for the examination of the Company's income tax returns is generally three years from the due date of the tax return including extensions. As of December 31, 2013, all of the Company's tax returns were open for examination.

Subsequent events: Management has evaluated subsequent events through July 16, 2014, the date the financial statements were available to be issued. Through that date, there were no events requiring accrual or disclosure other than the matter disclosed in Note 10.

EXHIBIT 99.1

Note 2.	Patient Accounts Receivable, Net
A summary of patient accounts receivable as of December 31, 2013 is as follows:

Patient accounts receivable	$ 1,017,599
Estimated allowance for contractual adjustments
and doubtful accounts	(690,980)
Patient accounts receivable, net	$ 326,619

Note 3.	Patient Service Revenues, Net
The Company has agreements with governmental and other third-party payors that provide for payments to the Company at amounts different from its established rates. Contractual adjustments under third-party reimbursement programs represent the differences between the Company's billings at established rates for services and amounts reimbursed by third-party payors. A summary of the basis of reimbursement with major third-party payors is as follows:

•
Medicare - Services rendered to Medicare program beneficiaries are recorded at prospectively determined rates. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors.

•
Commercial and HMO - The Company has entered into agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. Billing methodologies under these agreements include discounts from established charges and prospectively determined rates.

Below is a summary of patient service revenues for the year ended December 31, 2013:

Gross patient service revenue	$ 8,159,552
Less:
Provision for contractual adjustments	(4,364,385)
Bad debt expense	(141,196)
Patient service revenue, net	$ 3,653,971

Note 4.	Note Payable
During the year ended December 31, 2011, the Company financed improvements for its CorrectMed Scott facility with the owner of the facility. The amount financed totaled $526,000 and is scheduled to be repaid in monthly installments through October of 2021. The note is unsecured and bears interest at an imputed rate of 4.34%. The required monthly payments increase by 5% every year. The note is scheduled to be repaid as follows:

Year Ending December 31:

2014	$ 36,267
2015	44,180
2016	49,269
2017	54,739
2018	60,617
Thereafter	207,309
$ 452,381

EXHIBIT 99.1

Note 5.	Lease Commitments
Capital lease commitments

During the period from inception through December 31, 2010, the Company entered into a capital lease agreement with an unrelated party for medical equipment with a net book value of approximately $6,000 at December 31, 2013. The lease is for a four year period expiring in June 2014 and requires monthly payments of approximately $1,100.

During the year ended December 31, 2011, the Company entered into another capital lease agreement with an unrelated party for additional medical equipment with a net book value of approximately $52,000 at December 31, 2013. This lease is for a five year period and requires monthly payments of approximately $1,500.

During the year ended December 31, 2011, the Company entered into a capital lease agreement with an unrelated party for medical facilities with a net book value of approximately $293,000 at December 31, 2013. This lease is for a ten year period and requires monthly payments ranging from $1,100 to $9,400.

The following is a schedule of the future required payments under these lease agreements at
December 31, 2013:

	Equipment	Equipment	Building
	Lease	Lease	Lease	Total
Year Ending December 31:

2014	$6,473	$16,753	$71,028	$94,254
2015	—	16,753	76,302	93,055
2016	—	16,753	81,832	98,585
2017	—	2,792	87,640	90,432
2018	—	—	93,738	93,738
Thereafter	—	—	300,932	300,932
	6,473	53,051	711,472	770,996
Less: interest (4.3 - 15.8%)	(79)	(3,496)	(325,889)	(329,464)
	$6,394	$49,555	$385,583	$441,532

Operating leases

The Company is conducting a portion of the daily operations for CorrectMed Locust Grove, LLC in a facility owned by an unrelated third party. The lease is for a term of 75 months and requires monthly payments ranging from $7,234 to $9,348 through its termination in January 2017.

The Company is also leasing the real estate for the CorrectMed Scott facility. This ten year lease agreement requires monthly payments of approximately $2,900 through its termination in October 2021.

EXHIBIT 99.1

Following is a schedule of the future minimum lease payments required under operating lease agreements:

Year Ending December 31:

2014	$137,673
2015	140,772
2016	143,964
2017	35,872
2018	34,364
Thereafter	97,365
$590,010

Note 6.    Retirement Plan
The Company maintains a 401(k) Profit Sharing Plan, under which eligible employees can defer up to the maximum amount of their compensation as allowed by law. The Company matches 100% of employee contributions up to 3% of compensation plus 50% of the next 2% of compensation. The Company's contributions were approximately $18,000 for the year ended December 31, 2013.

Note 7.	Concentrations of Credit Risk
The Company grants credit without collateral to its patients, which consist primarily of local residents which are insured under third-party payor agreements. The mix of gross patient receivables as of December 31, 2013 and gross patient revenues for the year ended December 31, 2013 are as follows:

	Revenues	Receivables

Blue Cross/ Blue Shield	23%	18%
United Healthcare	25%	15%
Other, including self pay	52%	67%
	100%	100%

Note 8.	Commitments and Contingencies
The Company is involved in various legal actions and claims that arose as a result of events that occurred in the normal course of operations. The ultimate resolution of these matters is not ascertainable at this time; however, management is of the opinion that any liability or loss resulting from such litigation will not have a material effect upon the financial position of the Company.

Note 9.	Related Party Transactions
A company related by common ownership, provides management services, human resources administration, payroll administration, benefits administration, and marketing services for the Company. Expense incurred by the Company was approximately $859,000 during the year ended December 31, 2013. There are no payments due to the related company at December 31, 2013.

Note 10.	Subsequent Event
On May 8, 2014, the Company closed on a transaction to sell substantially all of its assets to ACSH Urgent Care of Georgia, LLC.